                                                                   EXHIBIT 10.10










                              DEVELOPMENT AGREEMENT

                           T.G.I. FRIDAY'S RESTAURANTS

                                    [COUNTRY]

                           DATED AS OF [DEV AGMT DATE]

                     T.G.I. FRIDAY'S RESTAURANTS

                        DEVELOPMENT AGREEMENT

                             [COUNTRY]

                         TABLE OF CONTENTS


1. DEFINITIONS....................................................................................................1

2. EXCLUSIVE RIGHTS; TERM.........................................................................................4

3. DEVELOPMENT SCHEDULE; SITE SELECTION...........................................................................5

4. FEES AND PAYMENTS..............................................................................................7

5. REPRESENTATIVE; DIRECTOR OF OPERATIONS; MANAGERS; TRAINING.....................................................8

6. CONFIDENTIAL INFORMATION.......................................................................................9

7. DEVELOPER'S REPRESENTATIONS AND WARRANTIES; AFFIRMATIVE AND NEGATIVE COVENANTS.................................9

8. TRANSFER......................................................................................................12

9. CONSENT AND WAIVER............................................................................................13

10. DEFAULT AND REMEDIES.........................................................................................13

11. ARBITRATION..................................................................................................13

12. INDEMNIFICATION..............................................................................................17

13. NOTICES......................................................................................................19

14. FORCE MAJEURE................................................................................................20

15. SEVERABILITY.................................................................................................20

16. INDEPENDENT CONTRACTOR.......................................................................................20

17. DUE DILIGENCE AND ASSUMPTION OF RISK.........................................................................21

18. MISCELLANEOUS................................................................................................21

19. ENTIRE AGREEMENT.............................................................................................22

EXHIBIT A - FRANCHISE AGREEMENT
EXHIBIT B - COVENANT AND AGREEMENT FOR CONFIDENTIALITY (PRINCIPAL) EXHIBIT C - COVENANT AND AGREEMENT FOR CONFIDENTIALITY (EMPLOYEES)
SCHEDULE 4.A. - CONCEPT FEE AND PRE-PAID FRANCHISE FEE

                              DEVELOPMENT AGREEMENT

                                    [COUNTRY]

         This DEVELOPMENT AGREEMENT is entered into as [Dev Agmt Date] by and among TGI FRIDAY'S INC., a New York corporation, with its principal place of business in Dallas, Texas, United States of America, [DEVELOPER NAME], with its principal place of business in [Place of Business] and [Principals?].

                                    RECITALS

         WHEREAS, Grantor has developed in the United States and owns the System;

         WHEREAS, Grantor intends to identify the System in the Territory with the Proprietary Marks;

         WHEREAS, Developer wishes to obtain certain rights to develop Restaurants under the System in the Territory; and

         WHEREAS, _________ and __________ own and have the right to vote ___% and ___%, respectively (collectively 100%), of the Securities of Developer

         NOW, THEREFORE, the parties, in consideration of the undertakings and commitments set forth herein, agree as follows:

1.       DEFINITIONS

As used in this Agreement the following words and phrases shall have the meanings attributed to them in this Section:

ACCOUNT -  an account designated by Grantor to receive Payments

ACTION - any cause of action, suit, proceeding, claim, demand, investigation or inquiry (whether a formal proceeding or otherwise) with respect to which Developer's indemnity described in Section 12 applies

AFFILIATE - Carlson Restaurants Worldwide Inc. or any subsidiary thereof or of Grantor

AGREEMENT -  this Development Agreement

BUSINESS DAYS - Each day except Saturday, Sunday and national legal holidays under the laws of the country of the recipient of the notice

COMMENCEMENT DATE - [Dev Agmt Date]

COMPETING BUSINESS - a restaurant business offering the same or similar products and services as offered by restaurants in the System, including, without limitation, waiter/waitress service, sit-down dining and bar services

CONFIDENTIAL INFORMATION - the terms of the Development Agreement and Franchise Agreement and any amendments thereto, the System, the Development Manual, the Manuals (as defined in the Franchise Agreement), other manuals, the Standards, written directives and all drawings, equipment, recipes, computer and point of sale programs (and output from such programs); and all other information know-how, techniques, materials and data imparted or made available by Grantor which is (i) designated as confidential, (ii) known by Developer to be considered confidential by Grantor, or (iii) by its nature inherently or reasonably considered confidential

CONCEPT FEE - a fee in United States dollars calculated as described on
Schedule 4.A. paid to Grantor by Developer in consideration of (a) certain administrative and other expenses previously incurred by Grantor in connection with this Agreement and with respect to the Proprietary Marks and
(b) Grantor's prior development in the United States of the System, the Standards and the Confidential Information

DEVELOPER -       [Developer Name]

DEVELOPMENT MANUAL - Grantor's manual, as amended from time to time in Grantor's reasonable discretion, describing (generally) the procedures and parameters for the development of T.G.I. Friday's restaurants

DEVELOPMENT MATERIALS - a description of the Site, a feasibility study (including, without limitation, demographic data, photographs, maps, artists' renderings, site plans, a summary (in English) of the Occupancy Contract, and documentation indicating Developer's prospects to acquire the Site) and such other information as Grantor reasonably requests

DEVELOPMENT SCHEDULE - the schedule pursuant to which Developer shall develop Restaurants in the Territory (SEE Section 3.A.)

DIRECTOR OF OPERATIONS - an individual designated as described in Section 5.B. who shall devote his full time and best efforts to the management and supervision of (i) Developer's duties and obligations hereunder; and (ii) the operation of the Restaurants

EVENT OF DEFAULT - as defined in Section 10.A.

FRANCHISE AGREEMENT - an agreement pursuant to which Developer shall construct and operate a Restaurant, substantially in the form attached as EXHIBIT A; which agreement may be modified at the time of signing only in the event of the following: (i) changes in local law which affect the enforceability of said agreement; (ii) changes in the System which require clarification in the agreement; or (iii) identification of typographical errors in the form

FRANCHISE FEE - a per Restaurant fee in United States dollars paid by Franchisee to Franchisor, each as defined in the Franchise Agreement (SEE
Section 3.01 of Exhibit A)

GRANTOR -  TGI FRIDAY'S INC., a New York (U.S.) corporation

HEADQUARTERS - the location(s) in the United States designated from time to time by Grantor where Developer personnel shall complete training

IN-COUNTRY EXPENSES - such costs and expenses incurred by or assessed with respect to Grantor's (or other described party's) employees, agents and/or representatives in connection with activities traveling to or in the Territory pursuant to this Agreement, including, without limitation, hotel/lodging, transportation and meals

INDEMNITEES - Grantor and its directors, officers, employees, agents, shareholders, affiliates, successors and assigns and the respective directors, officers, employees, agents, shareholders and affiliates of each

LESSOR - the party owning or controlling the Site and being a party (with Developer) to the Occupancy Contract

LOSSES AND EXPENSES - compensatory, exemplary or punitive damages; fines, penalties, charges and fees (including reasonable attorney's, accounting and consultant fees); interest, court costs, settlement or judgment amounts and other similar amounts incurred or suffered by the Indemnitees in connection with any Action; PROVIDED, HOWEVER, that Losses and Expenses shall not include loss of reputation, goodwill or other losses of a similar nature

MULTI-UNIT  MANAGER(S) - an/the individual(s) designated as described in
Section 5.D. who shall be solely dedicated to the management and supervision of the Restaurants

OCCUPANCY CONTRACT - the agreement pursuant to which Developer shall occupy any Site

OTHER CONCEPTS - Retail, wholesale, restaurant, bar, tavern, take-out or any other type of business involving the production, distribution or sale of food products, beverages, services, merchandise or other items in connection with the use of the word "Friday's" or letters "T.G.I.", utilizing a system other than the System pursuant to which a T.G.I. Friday's Restaurant is operated.

PAYMENTS - all transfers of funds from Developer to Grantor, including, without limitation, the Concept Fee, the Pre-Paid Franchise Fee and reimbursement of expenses

PERMANENT DISABILITY - any physical, emotional or mental injury, illness or incapacity which would prevent the afflicted person from performing his obligations hereunder for more then ninety (90) consecutive days as determined by a licensed physician selected by Grantor

PRELIMINARY SITE CONSENT - written communication from Grantor to Developer notifying Developer that a proposed site has received the consent of the Grantor's Site Review Committee

PRE-PAID FRANCHISE FEE - a fee in United States dollars calculated as described on Schedule 4.A. paid to Grantor by Developer which will be credited as described in Section 4.A.

PRINCIPAL(S) - _____ and _____ who are (and such other persons or entities which are from time to time) the record and beneficial owners of, and have the right to vote, ____% and _____% (collectively 100%), of the Securities of Developer

PROPRIETARY MARKS - certain trademarks, trade names, service marks, emblems and indicia of origin designated by Grantor from time to time in connection with the operation of T.G.I. Friday's restaurants pursuant to the System in the Territory

PUBLICLY-HELD ENTITY - a corporation or other entity whose equity securities are (i) registered pursuant to applicable law; (ii) widely held by the public; and (iii) traded on a public securities exchange pursuant to applicable law

REPRESENTATIVE - an individual, designated as described in Section 5.A., authorized to act on behalf of, and bind, Developer with respect to this Agreement

RESTAURANT(S) - T.G.I. Friday's restaurant(s) developed pursuant to this Agreement.

SECURITY - the capital stock of, partner's interest in, or other equity interest (including the right to vote) in Developer, including such interests issued or created subsequent to the date hereof

SITE - the proposed location of any Restaurant

STANDARDS - the standards and specifications, as amended from time to time, contained in, and being a part of, the Confidential Information pursuant to which Developer shall develop and operate Restaurants in the Territory

SYSTEM - a unique, proprietary system developed and owned by Grantor for the establishment and operation of T.G.I. Friday's restaurants, including, without limitation, distinctive exterior and interior design, decor, color scheme and furnishings; special recipes, menu items and full service bar; uniform standards, products, services and specifications; procedures with respect to operations and inventory and management control (including accounting procedures and policies); training and assistance; and advertising and promotional programs (as further developed by Grantor from time to time)

TERM - the duration of this Agreement commencing on the Commencement Date and continuing until ___________, 19__, unless sooner terminated as provided herein

TERRITORY - [Country], as geographically constituted on the date hereof [NOTE: Are there any territorial issues disputes that need to be addressed?]

TRANSFER - the sale, assignment, conveyance, pledge, mortgage or other encumbrance, whether direct or indirect, of (i) this Agreement; (ii) any or all rights or obligations of Developer herein; or (iii) any interest in any Security, including the issuance of any new Securities

TGIFM - TGI Friday's of Minnesota Inc., a Minnesota (U.S.) corporation and a subsidiary of Grantor

UNCITRAL ARBITRATION RULES - the arbitration rules of the United Nations Commission on International Trade Law

WAGE EXPENSES - such wages and/or salaries (including a reasonable allocation of the cost of benefits) of, or with respect to, Grantor's (or other described party's) employees, agents and/or representatives to be reimbursed to Grantor or such party as described herein

2.       EXCLUSIVE RIGHTS; TERM

         A. Grantor grants to Developer the right, and Developer accepts the obligation, subject to the terms and conditions herein, to develop and operate [# of Rest] Restaurants pursuant to the System in the Territory (excluding, however, airport properties and rail depots). For so long as no Event of Default has occurred under this Agreement and is continuing and no event has occurred under this Agreement which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, Grantor will neither develop, nor authorize any other person to develop, T.G.I. Friday's restaurants under the System in the Territory (except as may be located within airport properties or rail depots) during the Term.

         B. Grantor expressly reserves the right, and Developer acknowledges that Grantor has the exclusive, unrestricted right, to develop and operate, directly and indirectly, through its employees, developers, franchisees, licensees, agents and others within the Territory, Other Concepts. Such Other Concepts may compete with Developer directly or indirectly.

         C. Subject to Sections 3 and 4 hereof, Developer shall exercise the rights granted herein for each Restaurant by executing, delivering and otherwise performing pursuant to a Franchise Agreement.

         D. Unless sooner terminated as provided herein, this Agreement shall commence on the Commencement Date and continue until the expiration of the Term.

         E. Upon any termination of this Agreement, (i) Developer shall not develop additional Restaurants in the Territory (PROVIDED, HOWEVER, that Developer may complete development of and/or operate Restaurants under then existing Franchise Agreements subject to the terms and conditions thereof); and (ii) Grantor may develop, or authorize others to develop, T.G.I. Friday's restaurants in the

Territory.

3.       DEVELOPMENT SCHEDULE; SITE SELECTION

         A. Developer shall develop Restaurants in the Territory pursuant to the Development Schedule as follows:


-------------------------------------------------------------------------------------------------------------------------
RESTAURANT NO.     DATE OPEN &      DATE OF FINAL SITE        DATE FRANCHISE       DATE CONSTRUCTION       DATE ALL
                    OPERATING            CONSENT            AGREEMENT SIGNED &           BEGINS        MANAGERS MUST BE
                                                            FRANCHISE FEE PAID                              TRAINED
---------------- ----------------- ---------------------- ------------------------ ------------------- ------------------
                                    9 mos prior to open     6 mos prior to open      6 mos prior to     2 mos prior to
                                                                                          open               open
---------------- ----------------- ---------------------- ------------------------ ------------------- ------------------
---------------- ----------------- ---------------------- ------------------------ ------------------- ------------------


                  (i) The Franchise Agreement for each restaurant location must be fully-executed and all franchise fees paid within the time frames set forth in the foregoing Development Schedule.

                  (ii) Time is of the essence with respect to each of the development obligations specified in this Section 3.

                  (iii) The Development Schedule requires that the cumulative number of Restaurants described above be OPEN AND OPERATING by the date(s) specified. Grantor's consent to any Site or execution of a Franchise Agreement SHALL NOT waive, extend or modify the Development Schedule.

         B. Prior to execution of each Franchise Agreement, Developer shall obtain Grantor's consent to each Site pursuant to the time frames set forth in Section 3.A. above in accordance with Grantor's then existing Site selection criteria and procedures including:

                  (1) submission of all Development Materials to Grantor; and

                  (2) with respect to each Restaurant to be developed hereunder, completion of one (1) Site visit by Grantor if required by Grantor. Developer shall bear the In-Country Expenses in connection with each such visit.

         In addition, Grantor may make a minimum of two (2) visits to the Territory per year for purposes of conducting a more general review of available Sites in the Territory. Such visits shall be scheduled in coordination with Developer. Developer shall bear the In-Country Expenses in connection with any such visit.

         C. Within thirty (30) days following receipt of all Development Materials and completion of any such visit, Grantor shall consent to or reject such Site. Grantor's failure to consent shall constitute rejection of such Site. Promptly after Grantor's consent is obtained and prior to commencing construction, Developer shall execute a Franchise Agreement and pay the Franchise Fee.

         D. Neither Grantor's (i) consent to nor (ii) assistance in the selection of, any Site shall constitute Grantor's representation or warranty that a Restaurant operated at such Site will be profitable or meet any financial projection.

         E. Developer shall furnish Grantor a complete copy of the Occupancy Contract within ten (10) days after execution. Such copy may be in [native language] if accompanied by Developer's certificate to the effect that (i) the terms and conditions of the Occupancy Contract are not inconsistent with the summary delivered as part of the Development Materials; and (ii) the following covenants are included therein and directing Grantor to such covenants:

                  (1) Lessor shall deliver to Grantor, simultaneously with delivery to Developer, any notice alleging Developer's default under the Occupancy Contract which threatens or purports to terminate the Occupancy Contract;

                  (2) Grantor may enter the Restaurant premises to protect the Proprietary Marks or the System or to cure any Event of Default or default under the Occupancy Contract or the applicable Franchise Agreement;

                  (3) Developer may assign the Occupancy Contract to Grantor without any fee or modification thereof and Grantor may assign or sublease the Occupancy Contract or license the Restaurant premises for any part of the remaining term of the Occupancy Contract, each without Lessor's consent; and

                  (4) Lessor and Developer shall not amend the Occupancy Contract in any way which is inconsistent with the provisions of Sections 3.E.(1) through (4), inclusive.

         F.       Notwithstanding the terms of Section 3.E., Developer shall:

                  (1) deliver to Grantor, immediately after delivery to or by Developer, any notice of default under the Occupancy Contract which threatens or purports to terminate the Occupancy Contract;

                  (2) permit Grantor to enter the Restaurant premises to protect the Proprietary Marks or the System or to cure any Event of Default or default under the Occupancy Contract or the applicable Franchise Agreement; and

                  (3) not amend the Occupancy Contract in any way which is inconsistent with the provisions of Sections 3.E.(1) through (4), inclusive.

         G. Grantor shall provide Developer with one (1) Development Manual "on loan" and two (2) sets of Grantor's standard plans and specifications in existence as of the date hereof for the construction of a typical T.G.I. Friday's restaurant in the United States. Developer acknowledges that the Development Manual and all other materials to be provided hereunder shall be in the English language. Developer acknowledges Grantor's ownership of any copyright rights in or to such materials. Developer shall observe Grantor's reasonable requests concerning copyright notices. The Development Manual and such plans shall be returned to Grantor immediately upon termination or expiration of this Agreement.

         H. Grantor shall provide such consultation as it reasonably deems necessary to consent to vendors and products proposed to be used in Restaurant development and operation. Should consultation require, in Grantor's reasonable judgment, that Grantor's personnel visit the Territory, the In-Country Expenses of such personnel in connection with such consultation shall be borne or reimbursed by Developer.

4.       FEES AND PAYMENTS

         A. Developer shall pay the Concept Fee and the Pre-Paid Franchise Fee to Grantor upon execution of this Agreement. The Pre-Paid Franchise Fee shall be credited toward the Franchise Fee as shown on Schedule 4.A. Developer acknowledges (i) that the Concept Fee reflects and is in consideration of (a) certain administrative and other expenses previously incurred by Grantor in connection with this Agreement and with respect to the Proprietary Marks and (b) Grantor's prior development of the System, the Standards and the Confidential Information; (ii) that the Pre-Paid Franchise Fee reflects and is in consideration of, in part, Grantor's lost opportunity to develop Restaurants in the Territory; (iii) that the Concept Fee and the Pre-Paid Franchise Fee are reasonable in amount; and (iv) that the Concept Fee and the Pre-Paid Franchise Fee are non-refundable.

         B.     (1)     All Payments shall be made in United States dollars
by deposit in the Account in immediately available funds. If United States dollars are not available in the local currency market, Payments shall be made in a currency and/or jurisdiction designated by Grantor. Acceptance of any Payment in a currency other than United States dollars shall not release Developer's obligation to make future Payments in United States dollars.

                (2) To the extent any Payment requires conversion, such amount shall be converted using the "interbank" exchange rate (or other rate Grantor reasonably designates) using the "buy rate" United States dollar purchase price (or at the purchase price for such other currency Grantor designates pursuant to Section 4.B.(1)) as published at the end of the day by such financial institution Grantor designates on (i) the date of Grantor's invoice therefor; or (ii) the date hereof in the case of the Concept Fee and the Pre-Paid Franchise Fee. All costs of currency exchange and all currency risk shall be borne by Developer.

                (3) Payments shall be deposited (i) upon execution hereof in the case of the Concept Fee and the Pre-Paid Franchise Fee; or (ii) not more than thirty (30) days after date of invoice. Delinquent Payments shall bear interest from the due date until deposited at eighteen percent (18%) per annum or the maximum rate permitted by law, whichever is less. Conversion of any interest amounts into United States dollars shall occur on the due date or the date of the applicable invoice.

         C.     (1)     Subject to Section 4.C.(2), all Payments shall be
made net of, and Developer shall pay from its own funds to the appropriate taxing authority, any and all applicable withholding tax, value added tax or similar tax or fee, it being the parties' intention that all Payments to Grantor hereunder shall be absolutely net. Developer shall deliver to Grantor receipts certifying that such taxes or fees have been paid. Any taxes or duties imposed upon or with respect to this Agreement or any materials, supplies or specifications acquired by or provided to Developer pursuant to or in connection with this Agreement shall be paid by Developer.

                (2) Notwithstanding Section 4.C.(1), Developer shall (i) withhold from Payments of the Concept Fee and Pre-Paid Franchise Fee any applicable withholding tax, value added tax or similar tax or fee; (ii) pay such tax to the appropriate authority; and (iii) deliver to Grantor receipts therefor as described in Section 4.C.(1).

         D. Developer shall not withhold or off-set any portion of any Payment due to Grantor's alleged non-performance hereunder.

         E. All In-Country Expenses shall be incurred for the account of, and directly billed to, Developer. When such direct billing is not feasible, Developer shall reimburse such expenses to Grantor upon receipt of invoice.

5.       REPRESENTATIVE; DIRECTOR OF OPERATIONS; MANAGERS; TRAINING

         A. Developer hereby designates [Rep Name] as the Representative. Any replacement Representative shall be designated within ten (10) days of the prior Representative's resignation or termination. Each Representative shall attend and successfully complete at Headquarters Grantor's "Owner's Orientation Program" (currently approximately four (4) weeks). The Representative hereunder and under each Franchise Agreement shall be the same individual.

         B. Developer shall designate the Director of Operations within thirty (30) days of the date hereof. Any replacement Director of Operations shall be designated within ten (10) days of the prior Director of Operations' resignation or termination. Each Director of Operations shall attend and successfully complete at Headquarters within six (6) months of appointment Grantor's training program required for general managers (SEE Section 5.C.). The Director of Operations hereunder and under each Franchise Agreement shall be the same individual.

         C. At least six (6) managers (general manager, assistant general manager, kitchen manager and other managers) are required with respect to the initial Restaurant developed hereunder. Such managers shall attend and successfully complete at Headquarters Grantor's training program for managers of T.G.I. Friday's restaurants in the United States (currently approximately twenty-one (21) weeks). Subject to Grantor's approval, subsequent managers (except general managers) may be trained by Headquarters-trained general managers in training Restaurants to which Grantor has consented. Any previously trained manager who is to become a general manager shall attend and successfully complete at Headquarters Grantor's training program for general managers of T.G.I. Friday's restaurants in the United States (currently approximately four (4) weeks).

         D. When the Franchise Agreement for the third Restaurant is executed, Developer shall designate the Multi-Unit Manager. Additional Multi-Unit Managers shall be designated from time to time as reasonably required by Grantor. Prior to assuming his duties, each Multi-Unit Manager shall have successfully completed general manager training and shall attend at Headquarters and successfully complete Grantor's training program for multi-unit managers (currently approximately four (4) weeks).

         E. Grantor shall have the right to interview and consent to each Director of Operations, each Multi-Unit Manager and all Restaurant managers. Grantor shall endeavor to conduct such interviews in the Territory, but Grantor may require that such interviews occur at Headquarters at Developer's expense.

         F. Developer shall bear all costs and expenses relating to the training of any Representative, Director of Operations, Multi-Unit Manager and general, assistant, kitchen and other manager.

         G. Grantor shall provide instructors, facilities and materials for Headquarters training. All personnel trained at Headquarters and all management employees at each Restaurant shall be fluent in [native language] and in the English Language. All training shall be in the English language. In the event a translator is required for training of Developer's employees at any Site, Developer shall provide, at its expense, such translator (to whom Grantor must consent).

         H. Developer shall designate an individual who will be responsible for sourcing food and beverage products ("F&B Director") within sixty (60) days of the date hereof. Any replacement F&B Director shall be designated within ten (10) days of the prior F&B Director's resignation or termination. Each F&B Director shall dedicate sufficient time to this work to enable the timely development of menus and sourcing and procurement of food and beverage items which will be required to operate each Restaurant. The F&B Director hereunder and under each Franchise Agreement shall be the same individual. Within ninety (90) days of the date hereof and from time to time thereafter, as Grantor deems necessary, Grantor's representative may visit, at Developer's expense, the Developer in the Territory to ascertain the availability of locally-sourced material, food and beverages.

6.       CONFIDENTIAL INFORMATION

         A.     (1)     Neither Developer nor any Principal shall
communicate, disclose or use any Confidential Information except as (i) permitted herein or (ii) required by law. Confidential Information shall be disclosed only to such employees of Developer as is required in connection with performance of job functions. Neither Developer nor any Principal shall, without Grantor's prior consent, copy, duplicate, record or otherwise reproduce any Confidential Information. Confidential Information may be provided to consultants and contractors only to the extent necessary for such parties to provide services to Developer. Developer shall indemnify the Indemnitees from any damages, costs or expenses resulting from or related to any disclosure or use of Confidential Information by its agents, employees, consultants and contractors.

                (2) Developer and each Principal acknowledge Grantor's exclusive ownership of the Confidential Information and the System, and TGIFM's exclusive ownership of, and Grantor's license with respect to, the Proprietary Marks. Neither Developer nor any Principal shall, directly or indirectly, contest or impair Grantor's or TGIFM's exclusive ownership of, and/or license with respect to, the Confidential Information, the System or the Proprietary Marks.

         B. If Developer develops improvements (as determined by Grantor) to the Confidential Information, Developer and the Principals shall each execute an amendment to this Agreement reflecting such improvements and Grantor's or TGIFM's exclusive ownership thereof. All such improvements shall be Confidential Information.

         C. Each Principal shall execute and deliver to Grantor a covenant in the form attached as EXHIBIT B. Developer shall cause each Director of Operations, Representative, Multi-Unit Manager, general, kitchen and other managers and such other employees of Developer whom Grantor shall designate to execute and deliver to Grantor a covenant in the form attached as EXHIBIT C. Notwithstanding the execution of such covenant, Developer shall indemnify the Indemnitees from any damages, costs or expenses resulting from or related to any disclosure or use of Confidential Information by any Principal, Director of Operations, Representative, Multi-Unit Manager, general, kitchen and other managers and other employees of Developer.

         D. Immediately upon any termination or expiration of this Agreement, Developer and each Principal shall return to Grantor the Confidential Information (and any copies thereof), including that portion of the Confidential Information which consists of analyses, compilations, studies or other documents containing or referring to any part of the Confidential Information prepared by Developer or such Principal, their agents, representatives or employees.

7.       DEVELOPER'S REPRESENTATIONS AND WARRANTIES; AFFIRMATIVE AND NEGATIVE
         COVENANTS

         A.     Developer represents and warrants to Grantor as follows:

                (1) Developer is a corporation or partnership, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with all requisite power and authority to own, operate and lease its assets (real or personal), to carry on its business, to enter into this Agreement and perform its obligations hereunder. Developer is duly qualified to do business and is in good standing in each jurisdiction in which its business or the ownership of its assets requires.

                (2) The execution, delivery and performance by Developer of this Agreement, any Franchise Agreement and all other agreements contemplated herein has been duly authorized by all requisite corporate or partnership action and no further action is necessary to make this Agreement, any Franchise Agreement or such other agreements valid and binding upon it and enforceable against it in accordance with their respective terms. Neither the execution, delivery nor performance by Developer of this Agreement, any Franchise Agreement or any other agreements contemplated hereby will conflict with, or result in a breach of any term or provision of Developer's certificate or articles of incorporation, corporate charter, by-laws or partnership agreement or under any indenture, mortgage, deed of trust or other contract or agreement to which Developer is a party or by which it or any of its assets are bound, or breach any order, writ, injunction or decree of any court, administrative agency or governmental body.

                (3) Developer's certificate or articles of incorporation, corporate charter, by-laws, partnership agreement and other governing documents expressly limit Developer's business activities solely to the development and operation (pursuant to this Agreement and the Franchise Agreements) of the Restaurants.

                (4) Certified copies of Developer's certificate or articles of incorporation, corporate charter, by-laws, partnership agreement, other governing documents and any amendments thereto, including board of director's or partner's resolutions authorizing this Agreement, each translated into the English language, have been delivered to Grantor.

                (5) Certified list of the shareholders of Developer, including the number and type of shares owned by each shareholder.

                (6) Developer's certificate or articles of incorporation, corporate charter or partnership agreement limit Transfers as described in Sections 8.B. and 8.C.

                (7) If Developer is (i) a corporation, each Security shall bear a legend (in a form to which Grantor consents) indicating that; or
(ii) a partnership, its partnership agreement shall provide (in a form to which Grantor consents) that, any Transfer is subject to Sections 8.B. and 8.C.

         B.     Developer affirmatively covenants with Grantor as follows:

                (1) Developer shall perform its duties and obligations hereunder and under any Franchise Agreement and shall require each Director of Operations, Multi-Unit Manager and general, assistant general, kitchen and other managers to dedicate their respective full time and best efforts to the development, construction, management, operation, supervision and promotion of the Restaurants.

                (2) Developer shall promptly provide to Grantor, without charge, any information concerning any new process or improvements in the development, construction, management, operation, supervision or promotion of the Restaurants developed by Developer or any Principal. Any such process or improvement shall be Grantor's exclusive property.

                (3) Developer shall comply with all requirements of applicable laws, rules, regulations and ordinances.

                (4) Developer shall maintain a current list of all Principals and deliver a certified copy thereof to Grantor upon (i) any Transfer; or (ii) request.

                (5) Each Security issued subsequent to the date hereof shall bear a legend (in a form acceptable to Grantor) indicating that any Transfer is subject to Sections 8.B. and 8.C.

         C. Developer acknowledges to and/or negatively covenants with Grantor as follows:

                (1) Developer shall not amend its certificate or articles of incorporation, corporate charter, by-laws, partnership agreement or other governing documents in a manner which is inconsistent with Sections 7.A.(3), 8.B. and 8.C.

                (2) Developer shall not remove or permit removal from any Security or its partnership agreement, or issue any Security that does not have endorsed upon it, the legend described in Section 7.A.(7).

                (3) Developer and each Principal shall receive valuable, unique training, trade secrets and the Confidential Information which are beyond the present skills, experience and knowledge of Developer, any Principal and Developer's employees. Developer and each Principal acknowledge that (i) such training, trade secrets and the Confidential Information (a) are essential to the development of the Restaurants and (b) provide a competitive advantage to Developer; and (ii) access to such training, trade secrets and the Confidential Information is a primary reason for their execution of this Agreement. In consideration thereof, Developer and each Principal covenant that, during the Term and for a period of two (2) years after the expiration or termination of this Agreement, neither Developer nor any Principal shall, directly or indirectly:

                        (a) employ or seek to employ any person (or induce such person to leave his or her employment) who is, or has within one (1) year been, employed as a director, officer or in any managerial capacity (i) by Grantor; (ii) by any developer or franchisee of Grantor; or
(iii) in any other concept or system owned, operated or franchised by an Affiliate;

                        (b) own, maintain, operate or have any interest in any Competing Business;

                        (c) own, maintain, operate or have any interest in any Competing Business which business is, or is intended to be, located in the Territory; or

                        (d) own, maintain, operate or have any interest in any Competing Business which business is, or is intended to be, located within a twenty (20) kilometer radius of any restaurant in the System (for purposes of enforcement of this Section 7.C.(3)(d) the law of the jurisdiction where such restaurant is located shall control).

                (4) Sections 7.C.(3)(b), (c) and (d) shall not apply to the acquisition by Developer of an interest for investment only of five percent (5%) or less of the capital stock of a Publicly-Held Entity if such owner is not a director, officer or manager therefor or consultant thereto.

         D. Each of the foregoing covenants is independent of each other covenant or agreement contained in this Agreement.

         E. Grantor may, in its sole discretion, reduce the area, duration or scope of any covenant contained in Section 7.C. without Developer's or any Principal's consent, effective upon notice to Developer. Developer and each Principal shall comply with any covenant as so modified.

         F. Developer's representations, warranties, covenants and agreements herein are continuing representations, warranties, covenants and agreements, each of which shall survive the expiration or termination hereof.

8.       TRANSFER

         A. Grantor may assign this Agreement, or any of its rights or obligations herein, to any person or entity without Developer's or any Principal's consent; PROVIDED, HOWEVER, that any such assignment shall not affect Developer's rights hereunder.

         B.     (1)     Developer and each Principal acknowledge that
Developer's rights and obligations herein and in each Franchise Agreement are personal to Developer and that Grantor has entered into this Agreement and will enter into each Franchise Agreement relying upon the business skill, experience and aptitude, financial resources and reputation of Developer and each Principal. Therefore, neither Developer nor any Principal, or their respective successors or permitted assigns, shall complete, or allow to be completed, any Transfer without Grantor's consent. Any purported Transfer, by operation of law or otherwise, without Grantor's consent shall be null and void and constitute an Event of Default.

                (2) Grantor may require satisfaction of any of the following conditions, and such other conditions as Grantor may reasonably require, prior to consenting to any Transfer:

                        (a) (i) no Event of Default shall have occurred under this Agreement and be continuing, and (ii) no event shall have occurred under this Agreement which, with the giving of notice or lapse of time, or both, would constitute an Event of Default;

                        (b) Developer and/or any affected Principal shall deliver a general release of any and all claims against the Indemnitees, including, without limitation, claims arising under this Agreement and any Franchise Agreement, in a form acceptable to Grantor;

                        (c) Developer and/or any affected Principal shall remain liable for the performance of its obligations, covenants and agreements herein through the date of transfer and shall execute all instruments reasonably requested by Grantor to evidence such liability;

                        (d) the transferee and all owners of any record or beneficial interest in the capital stock (or other interest) thereof shall
(i) make each of Developer's and Principal's representations and warranties;
(ii) assume full, unconditional, joint and several liability for, and agree to perform from the date of Transfer, each of Developer's and Principal's obligations, covenants and agreements herein; and (iii) execute all instruments (in a form acceptable to Grantor) reasonably requested by Grantor to evidence the foregoing;

                        (e) the transferee shall satisfy, in Grantor's reasonable judgment, Grantor's then existing criteria for international developers or principals, including, without limitation: (i) education; (ii) business skill, experience and aptitude; (iii) character and reputation; and
(iv) financial resources;

                        (f) the transferee and its owners shall execute (without extending the Term) the standard form of development agreement then being offered to new System developers in international markets or other form of this Agreement and such other ancillary agreements as Grantor may request, all of which shall supersede this Agreement and its ancillary documents and the terms of which may differ from the terms hereof; PROVIDED, HOWEVER, that the transferee shall not be required to pay the Pre-Paid Franchise Fee (transferee shall pay all Franchise Fees and other fees described in each Franchise Agreement); and

                        (g) at the transferee's expense, the transferee's Representative, any Multi-Unit Manager(s), Director of Operations, general manager(s) and other managers shall complete such training as then required (if not previously trained pursuant to the terms hereof), upon such terms and conditions as Grantor may reasonably require.

         C. Developer and each Principal agree that (i) no Transfer (including the issuance of any new Securities) shall occur without Grantor's prior written consent; (ii) Grantor shall have and is hereby granted a right of first refusal and option with respect to any Transfer; (iii) should any Principal desire to accept a BONA FIDE offer to so Transfer or should Developer desire to issue or sell any new Securities, such party shall promptly notify Grantor thereof and shall provide such information and documents relating thereto as Grantor may require; (iv) within thirty (30) days after receipt of such notice and documents, Grantor may notify such party that it intends to complete such Transfer upon such terms and conditions (PROVIDED, HOWEVER, that (a) Grantor may elect to make payment in United States dollars or such other currency Grantor designates and (b) such transaction shall be consummated within a reasonable period of time after Grantor has given such notice); (v) any material change in the terms of any offer or any change in the identity of the proposed transferee shall constitute a new offer subject to Grantor's right and option; and (vi) Grantor's failure to exercise such right and option shall not constitute a waiver of such right and option with respect to future offers.

         D. In the event Developer requests Grantor's consent to any proposed Transfer, there shall be paid to Grantor a non-refundable fee to compensate Grantor for its costs and expenses associated with reviewing the proposed Transfer, including, without limitation, travel costs and expenses, legal and accounting fees and diversion of employee resources. No such fee shall be payable with respect to a transaction with Grantor described in
Section 8.C.

         E. In the event any Principal is a natural person, Developer shall promptly notify Grantor of the death or Permanent Disability of such Principal. Any Transfer upon death or Permanent Disability shall be subject to the terms and conditions described in Sections 8.B.(2) and 8.C. and shall be completed prior to a date which is (i) one (1) year after date of death; or (ii) ninety (90) days after the date such Principal becomes, or is deemed to be, Permanently Disabled. Any Principal refusing to submit to examination with respect to Permanent Disability shall be deemed Permanently Disabled.

         F. Grantor's consent to any Transfer shall not constitute a waiver of (i) any claims it may have against the transferor; or (ii) the transferee's compliance with the terms hereof.

9.       CONSENT AND WAIVER

         A. When required, Developer or any Principal shall make written request for Grantor's consent in advance and such consent shall not be deemed given by Grantor unless it is set forth in writing. Grantor's consent shall not be unreasonably withheld, except as expressly provided herein.

         B. Grantor makes no representations or warranties upon which Developer or any Principal may rely and assumes no liability or obligation to Developer, any Principal or any third party by providing any waiver, approval, advice, consent or services to Developer or due to any delay or denial thereof.

10.      DEFAULT AND REMEDIES

         A.     The following shall constitute Events of Default by
Developer: (i) failure to comply with the Development Schedule; (ii) the breach or falsity of any representation or warranty herein; (iii) failure to deliver executed covenants as required in to Section 6.C.; (iv) failure to comply with or perform its covenants, obligations and agreements herein; (v) any Transfer that (a) occurs other than as provided in Section 8 or (b) fails to occur within the time periods described in Section 8 (notwithstanding any lack of, or limits upon, the enforceability of any term or provision of Sections 7.A.(6) or 8.B.); (vi) failure to make any Payment on or before the date payable; (vii) failure to meet and/or maintain the Standards; (viii) Developer (a) is adjudicated, or is, bankrupt or insolvent, (b) makes an assignment for the benefit of creditors, or (c) seeks protection from creditors by petition in bankruptcy or otherwise or there is filed against Developer a similar petition which is not dismissed within thirty (30) days;
(ix) the appointment of a liquidator or receiver that is not dismissed within thirty (30) days of appointment for (a) all or substantially all of Developer's assets or (b) any Restaurant; (x) breach or failure to perform any other term or condition of this Agreement; (xi) an event of default shall arise under any Franchise Agreement; (xii) Developer or any Principal pleads guilty to or is convicted of a felony or a crime involving moral turpitude or any other crime or offense that Grantor reasonably believes is likely to adversely affect the System or the goodwill associated therewith (whether in the United States, the Territory or elsewhere) or Grantor's interest therein; or (xiii) any (a) two (2) or more Events of Default shall arise under any single Section of this Section 10.A. or (b) three (3) or more Events of Default shall arise under this Section 10.A., in any continuous twelve (12) month period, notwithstanding the previous cure of such Events of Default.

                Grantor shall not exercise any remedies available hereunder with respect to the following described Events of Default unless such Events of Default remain uncured after notice from Grantor thereof and the expiration of the following cure periods:

                (a)     with respect to any Event of Default arising under
Section 10.A.(vi) - ten (10) days; or

                (b) with respect to any Event of Default arising under Sections 10.A.(i)-(v) inclusive, (vii) and (x) - thirty (30) days.

                No such limitation upon Grantor's right to exercise remedies shall exist with respect to Events of Default arising under Sections 10.A.(viii), (ix) or (xi) through (xiii), inclusive.

         B. Upon the occurrence of an Event of Default, Grantor may exercise one or more of the following remedies or such other remedies as may be available at law or in equity:

                (1) cure such Event of Default at Developer's expense and, in connection therewith Developer (i) hereby grants to Grantor all rights and powers necessary or appropriate to accomplish such cure; (ii) shall indemnify and hold the Indemnitees harmless from and against all costs, expenses (including reasonable fees of counsel and other engaged professionals), liabilities, claims, demands and causes of action (including actions of third parties) incurred by or alleged against any Indemnitee in connection with Grantor's cure; and (iii) shall reimburse or pay such costs or damages within ten (10) days of receipt of Grantor's invoice therefor;

                (2) in the event of a material Event of Default, terminate this Agreement and all rights granted hereunder, upon notice to Developer, without waiving any (i) claim for damages suffered by Grantor; or
(ii) other rights, remedies or claims; or

                (3) with respect to an Event of Default arising from a breach of covenant contained in Section 7.C.(3)(a), the affected former employer shall be compensated by the breaching party (and Developer shall be additionally liable for breaches by any Principal) for the reasonable costs and expenses incurred by such employer in connection with training such employee. Developer and each Principal acknowledge that such expenses are impossible to accurately quantify and agree that, as liquidated damages and not as a penalty, an amount equal to such employee's annual rate of compensation in the final twelve (12) months of employment (or an annualized rate if employed for a shorter period) by such former employer shall be paid by the breaching party to the former employer at such time as such employee commences employment ; or

                (4) with respect to an Event of Default for failure to comply with the Development Schedule, Grantor may, at its discretion, exercise any one or more of the following remedies:

                        (i) cause any Pre-Paid Franchise Fees then being held by Grantor to be forfeited, in which case Developer (or Franchisee, as the case may be) will be required to pay the full Franchise Fee (without deduction of a Pre-Paid Franchise Fee) with respect to any Restaurants developed after the date such Pre-Paid Franchise Fees are forfeited;

                        (ii) provided Grantor has not elected to terminate this Agreement pursuant to Section 10.B.(2) above, require Developer to pay to Grantor additional Pre-Paid Franchise Fees equal to fifteen percent (15%) of the Franchise Fee, multiplied by the number of Restaurants remaining to be developed under the Development Schedule;

                        (iii) provided Grantor has not elected to terminate this Agreement pursuant to Section 10.B.(2) above, require the Developer to pay to Grantor the Franchise Fee for the next Restaurant coming due under the Development Schedule in full on a date certain, even if such date certain is prior to the date such Franchise Fee would have otherwise been due under this Agreement;

                        (iv) provided Grantor has not elected to terminate this Agreement pursuant to Section 10.B.(2) above, cause the Development Schedule to be modified by (a) reducing the number of Restaurants the Developer has a right to develop under this Agreement by the number of Restaurants that have not been developed on a timely basis; or (b) accelerating the schedule for future Restaurant development;

                        (v) provided Grantor has not elected to terminate this Agreement pursuant to Section 10.B.(2) above, require the Developer to pay to Grantor a sum equal to the amount of royalties that would have been paid to Grantor had Developer opened, in accordance with Developer's obligations under the Development Schedule, the Restaurant for which an Event of Default has been declared, such amount to be calculated based on the greater of: (a) the "pro forma" Gross Sales figures developed by Developer in connection with the site consent process; or (b) the average unit gross sales volume for all T.G.I. Friday's international restaurants for the year ended prior to the first day of the year in which the default has been declared; and/or

                        (vi)    provided  Grantor has not elected to
terminate this Agreement pursuant to Section 10.B.(2) above, in the event that the Territory may, in the reasonable judgment of Grantor, be divided into two or more territories for the development of T.G.I. Friday's restaurants, Grantor may terminate Developer's rights to develop certain portions of the Territory (thus terminating Developer's claims under this Agreement with respect to such portions of the Territory) without terminating Developer's rights to develop certain other portions of the Territory.

         For purposes of this Section 10., "material" shall mean a substantial deviation from the performance required. The parties agree that Events of Default arising under Sections 10.A.(i), (v), (vi), (viii), (ix),
(xi), (xii) or (xiii) (without limitation) shall constitute material Events of Default.

         C. Developer and each Principal agree that Grantor's exercise of the rights and remedies set forth herein are reasonable. Grantor may, in addition to pursuing any other remedies, specifically enforce such obligations, covenants and agreements or obtain injunctive or other equitable relief in connection with the violation or anticipated violation of such obligations, covenants and agreements without the necessity of showing (i) actual or threatened harm; (ii) the inadequacy of damages as a remedy; or
(iii) likelihood of success on the merits, and without being required to furnish bond or other security. Nothing in this Agreement shall impair Grantor's right to obtain equitable relief.

         D. Grantor's rights and remedies shall be cumulative, and not exclusive, of any other right or remedy described herein or available at law or in equity. The expiration or termination of this Agreement shall not release Developer or any Principal from any liability or obligation then accrued or any liability or obligation continuing beyond, or arising from, such expiration or termination.

         E. Grantor's failure to exercise any right or remedy or to enforce any obligation, covenant or agreement herein shall not constitute a waiver by, or estoppel of, Grantor's right to enforce strict compliance with any such obligation, covenant or agreement. No custom or practice shall modify or amend this Agreement. Grantor's waiver of, or failure or inability to enforce, any right or remedy shall not impair Grantor's rights or remedies with respect to subsequent Events of Default of the same, similar or different nature. Grantor's delay, forbearance or failure to exercise any right or remedy in connection with any Event of Default or default by other developers shall not affect, impair or constitute a waiver of such rights or remedies. Acceptance of any Payment shall not waive any Event of Default.

         F. Developer and each Principal shall, jointly and severally, pay all costs and expenses (including reasonable fees of counsel and other engaged professionals) incurred by Grantor in successfully enforcing this Agreement. The existence of any claims, demands or actions which either Developer or any Principal may have against Grantor, whether arising from this Agreement or otherwise, shall not constitute a defense to Grantor's enforcement of Developer's or any Principal's representations, warranties, covenants, obligations or agreements herein.

         G.     During the Term, the parties acknowledge that:

                (1) if any governmental authority expropriates or threatens to expropriate any of the assets of Developer;

                (2) if any governmental authority expropriates or threatens to expropriate any assets (including, but not limited to, the intellectual property rights) of Grantor; or

                (3) if Developer is prevented by any governmental authority whether due to foreign exchange restrictions or for any other reason from paying any Royalty Fee (as defined in the applicable Franchise Agreement) or making any other payment to Grantor in United States Dollars for a period of twelve (12) months, Grantor or Developer may, at either party's option, terminate this Agreement on the giving of thirty (30) days notice in writing to the other party.

         H. In addition to all other rights and remedies set forth in this Section 10, in the event that Developer shall fail, for any reason, to comply with the Development Schedule, Grantor shall have the right to notify Developer of such failure and to require Developer to immediately pay to Grantor the total amount of unpaid Franchise Fees that would have been payable to Grantor if Developer had complied with the Development Schedule. In the event that Developer fails to pay such amount within thirty (30) days of receipt of written request therefor by Grantor, such failure shall be deemed an Event of Default by Developer under this Agreement and a default or Event of Default under each Franchise Agreement executed pursuant to this Agreement, without the passage of any additional grace or cure period. In such event, Grantor shall be entitled to exercise any or all of its rights and remedies as Grantor under this Agreement and as Franchisor under each Franchise Agreement.

11.      ARBITRATION

         A. EXCEPT AS IS OTHERWISE EXPRESSLY PROVIDED HEREIN, ANY DISPUTE UNDER THIS AGREEMENT NOT SETTLED BY AGREEMENT SHALL BE REFERRED TO ARBITRATION. ARBITRATION MAY BE INITIATED AND ARBITRATORS CHOSEN AS PROVIDED IN THE UNCITRAL ARBITRATION RULES.

         B. NO ARBITRATOR CHOSEN PURSUANT TO SECTION 11.A. SHALL BE RELATED TO OR AFFILIATED WITH GRANTOR, DEVELOPER, EITHER PARTY'S AFFILIATES, ANY PRINCIPAL, THE REPRESENTATIVE OR THE DIRECTOR OF OPERATIONS. ALL ARBITRATORS SHALL BE FLUENT IN THE ENGLISH LANGUAGE.

         C. THE ARBITRAL PROCEEDINGS SHALL BE CONDUCTED IN (i) ACCORDANCE WITH AND SHALL BE SUBJECT TO THE UNCITRAL ARBITRATION RULES IN EFFECT FROM TIME TO TIME; AND (ii) THE ENGLISH LANGUAGE. THE ARBITRATION PROCEEDINGS SHALL BE CONDUCTED IN THE CITY IN WHICH THE RESPONDENT PARTY'S CORPORATE HEADQUARTERS

IS LOCATED.

         D. THE DECISION IN WRITING OF THE ARBITRATOR(S) SHALL BE (i) IN THE ENGLISH LANGUAGE AND (ii) FINAL AND BINDING. THE COSTS AND EXPENSES OF ARBITRATION SHALL BE BORNE 50% BY GRANTOR AND 50% BY DEVELOPER. EACH PARTY SHALL BEAR THE COSTS AND EXPENSES OF THE ARBITRATOR IT HAS CHOSEN AND THE COSTS AND EXPENSES OF ANY ADDITIONAL ARBITRATORS SHALL BE SHARED 50% BY GRANTOR AND 50% BY DEVELOPER. EITHER PARTY MAY APPLY TO ANY COURT HAVING JURISDICTION FOR AN ORDER CONFIRMING, OR TO ENFORCE, THE AWARD. ANY RIGHT OF EITHER PARTY TO JUDICIAL ACTION ON ANY MATTER SUBJECT TO ARBITRATION HEREUNDER IS HEREBY WAIVED, EXCEPT SUIT TO ENFORCE THE ARBITRATION AWARD.

         E. THE ARBITRATOR(S) SHALL NOT EXTEND, MODIFY OR SUSPEND ANY OF THE TERMS OF THIS AGREEMENT OR THE REASONABLE STANDARDS OF BUSINESS PERFORMANCE AND OPERATION ESTABLISHED BY GRANTOR IN GOOD FAITH. A NOTICE OF, OR REQUEST FOR, ARBITRATION WILL NOT OPERATE TO STAY, POSTPONE OR RESCIND THE EFFECTIVENESS OF ANY DEMAND FOR PERFORMANCE OR NOTICE OF TERMINATION.

         F. NOTWITHSTANDING THE FOREGOING, ACTIONS INITIATED OR MAINTAINED BY GRANTOR FOR INJUNCTIVE OR OTHER EQUITABLE RELIEF ARE NOT LIMITED TO ARBITRATION AND MAY BE BROUGHT IN ANY COURT HAVING JURISDICTION.

12.      INDEMNIFICATION

         A. Subject to Section 9.01.C of each Franchise Agreement, Developer and each Principal shall, at all times, indemnify and hold harmless, to the fullest extent permitted by law, the Indemnitees, from all "losses and expenses" (as defined below) incurred in connection with any action, suit, proceeding, claim, demand, investigation or inquiry (formal or informal), or any settlement thereof (whether or not a formal proceeding or action has been instituted) which arises out of or is based upon any of the following:

                  (1) The infringement, alleged infringement, or any other violation or alleged violation by Developer or any Principal of any patent, mark or copyright or other proprietary right owned or controlled by third parties.

                  (2) The violation, breach or asserted violation or breach by Developer or any Principal of any contract, federal, state or local law, regulation, ruling, standard or directive or any industry standard.

                  (3) Libel, slander or any other form of defamation of Grantor or the System, by Developer or any Principal.

                  (4) The violation or breach by Developer or any Principal of any warranty, representation, agreement or obligation in this Agreement.

                  (5) Acts, errors or omissions of Developer or any of its agents, servants, employees, contractors, partners, affiliates or representatives.

         B. Developer and each Principal agree to give Grantor immediate notice of any such action, suit, proceeding, claim, demand, inquiry or investigation.

         C. Grantor shall at all times have the absolute right to retain counsel of its own choosing in connection with any action, suit, proceeding, claim, demand, inquiry or investigation. Grantor shall at all times have the absolute right to investigate any action, suit proceeding, claim or demand itself.

         D. Developer and each Principal shall indemnify Grantor for its attorneys' fees, expenses, and costs incurred in connection with the exercise of Grantor's rights under Section 12. This provision shall not be construed so as to limit or in any way affect Developer's indemnity obligations pursuant to the other provisions of Section 12.

         E. In the event that Grantor's exercise of its rights under Section 12.C. actually results in Developer's insurer (with respect to insurance required to be maintained by Developer pursuant to Section 11 of the Franchise Agreement) (hereinafter, the "Insurer") refusing to pay on a third-party claim, all causes of action and legal remedies which Developer might have against the Insurer shall be automatically assigned to Grantor without the need for any further action on Grantor's or Developer's part. For the purposes of Section 12, "actually results" means that, but for Grantor's exercise of its rights under
Section 12.C., the Insurer would not have refused to pay on said third-party claim.

         F. In the event that Grantor's exercise of its rights under Section 12 actually results in the Insurer refusing to pay on a third-party claim, Developer shall not be required to indemnify Grantor for the Grantor's attorneys' fees, expenses and costs incurred in connection with that claim.

         G. In the event that the Insurer subsequently reverses its previous decision to not pay a claim, by, in fact, paying that claim, Developer shall be required to indemnify Grantor for the Grantor's attorneys' fees, expenses and costs incurred in connection with that claim, just as if the Insurer had never denied the claim.

         H. In the event that Developer encourages, requests, or suggests that the Insurer deny a claim, Developer shall indemnify Grantor for its attorneys' fees, expenses and costs in connection with that claim.

         I. Subject to the provisions of Section 12.B. above, in order to protect persons or property, or its reputation or goodwill, or the reputation or goodwill of others, Grantor may, at any time and without notice, as it, in its judgment, deems appropriate, consent or agree to settlements or take such other remedial or corrective action as it deems expedient with respect to the action, suit, proceeding, claim, demand, inquiry or investigation if, in Grantor's sole judgment, there are reasonable grounds to believe that:

                  (1) any of the acts or circumstances enumerated in
Section 12.A. above have occurred; or

                  (2) any act, error, or omission of Developer or any Principal may result directly or indirectly in damage, injury or harm to any person or any property.

         J. In addition to its indemnity obligations under Section 12.D., Developer and each Principal shall indemnify Grantor for any and all losses, compensatory damages, exemplary or punitive damages, fines, charges, costs, expenses, lost profits, settlement amounts, judgments, compensation for damages to the Grantor's reputation and goodwill, costs of or resulting from delays, financing, costs of advertising material and media time/space, and costs of changing, substituting or replacing the same, and any and all expenses of recall, refunds, compensation, public notices and other such amounts incurred in connection with the matters described, which result from any of the items set forth in Section 12.

         K. Grantor does not assume any liability whatsoever for acts, errors, or omissions of those with whom Developer or any Principal may contract, regardless of the purpose. Developer and each Principal shall hold harmless and indemnify Grantor for all losses and expenses which may arise out of any acts, errors or omissions of these third parties.

         L. Under no circumstances shall Grantor be required or obligated to seek recovery from third parties or otherwise mitigate its losses in order to maintain a claim against Developer or any Principal. Developer and each Principal agree that the failure to pursue such recovery or mitigate losses will in no way reduce the amounts recoverable by Grantor from Developer or any Principal.

         M. Notwithstanding anything to the contrary contained in this Agreement, Developer is not required to indemnify Grantor with regard to any infringement, alleged infringement or other violation or alleged violation by Developer or any Principal of any patent, mark, or copyright or other proprietary right owned or controlled by a third party, arising in connection with the use of the Proprietary Marks and System franchised to Developer when used in the manner authorized and required by Grantor pursuant to this Agreement. In the event Developer is involved in such an action, Grantor agrees to indemnify Developer and each Principal in connection with the defense thereof, and to indemnify and hold Developer and each Principal harmless from any and all losses, damages, claims, liabilities, expenses, including attorney's fees (prior to litigation, during litigation, and on appeal) and all costs (whether taxed or not taxed) in connection with proceedings regarding the same. Developer shall give notice to Grantor of any such claim no later than fifteen
(15) days after Developer becomes aware of same or is given notice thereof. This indemnity shall be inoperative to the extend that failure to have timely provided such notice to Grantor materially impairs Grantor's ability to defend any such claim, in whole or in part, or to minimize the costs of this indemnity. Developer shall not be required to defend Grantor with regard to Developer's utilization pursuant to this Agreement of the Proprietary Marks and System provided such utilization is in strict compliance with that authorized and required by Grantor pursuant to this Agreement.

13.      NOTICES

         All notices required or desired to be given hereunder shall be in writing and shall be sent by personal delivery, expedited delivery service or facsimile to the following addresses (or such other addresses as designated pursuant to this Section 13):

         if to Grantor:             TGI FRIDAY'S INC.
                                    Attention: General Counsel
                                    7540 LBJ Freeway, Suite 100
                                    Dallas, Texas USA 75251
                                    Facsimile No. (1)(972) 450-5636


         if to Developer or any Principal:

                                    [Developer Name]
                                    [Attention]
                                    [Address1]
                                    [Address2]
                                    Facsimile No.  (011) [Fax #]

         Notices posted by personal delivery or given by facsimile shall be deemed given upon receipt. Notices posted by expedited delivery service shall be deemed received three (3) Business Days after the date of posting.

14.      FORCE MAJEURE

         No party shall be liable for any inability to perform resulting from acts of God or other causes beyond their reasonable control; PROVIDED, HOWEVER, that (i) nothing herein shall excuse or permit any delay or failure to remit any Payment on the date due; (ii) financial inability or insolvency shall never be deemed an act of God or other cause beyond a party's control; and (iii) no such cause shall excuse or permit any delay or failure to perform for more than one-hundred eighty (180) days. The party whose performance is affected by an event of force majeure shall, within three (3) days of the occurrence of such event, give notice thereof to the other party setting forth the nature thereof and an estimate of its duration.

15.      SEVERABILITY

         A. Should any term, covenant or provision hereof, or the application thereof, be determined by a valid, final, non-appealable order to be invalid or unenforceable, the remaining terms, covenants or provisions hereof shall continue in full force and effect without regard to the invalid or unenforceable provision. In such event, such term, covenant or provision shall be deemed modified to impose the maximum duty permitted by law and such term, covenant or provision shall be valid and enforceable in such modified form as if separately stated in and made a part of this Agreement. Notwithstanding the foregoing, if any term hereof is so determined to be invalid or unenforceable and such determination adversely affects, in Grantor's reasonable judgment, Grantor's ability to preserve its or TGIFM's rights (if any) in, or the goodwill (if any) underlying, the Proprietary Marks, the System and/or the Confidential Information, Grantor may terminate this Agreement upon notice to Developer.

         B. Captions in this Agreement are for convenience only and shall not affect the meaning or construction of any provision hereof.

16.      INDEPENDENT CONTRACTOR

         A. Developer is an independent contractor. Nothing herein shall create the relationship of principal and agent, legal representative, joint venturers, partners, employee and employer or master and servant between the parties. No fiduciary duty is owed by, or exists between, the parties.

         B. Nothing herein authorizes Developer or any Principal to make any contract, agreement, warranty or representation or to incur any debt or obligation in Grantor's name.

17.      DUE DILIGENCE AND ASSUMPTION OF RISK

         A. Developer and each Principal (i) have conducted such due diligence and investigation as it desires; (ii) recognize that the business venture described herein involves risks; and (iii) acknowledge that the success of such business venture is dependent upon the abilities of Developer and each Principal. GRANTOR EXPRESSLY DISCLAIMS THE MAKING OF, AND DEVELOPER AND EACH PRINCIPAL ACKNOWLEDGES THAT IT HAS NOT RECEIVED OR RELIED UPON, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE POTENTIAL PERFORMANCE OR VIABILITY OF THE BUSINESS VENTURE CONTEMPLATED BY THIS AGREEMENT.

         B. Developer and each Principal have received, read and understands this Agreement, the documents referred to herein and the Exhibits and Schedules hereto. Developer and each Principal have had ample time and opportunity to consult with their advisors concerning the potential benefits and risks of entering into this Agreement.

18.      MISCELLANEOUS

         A. Time is of the essence with respect to this Agreement.

         B. Grantor shall not be considered to be engaged in or doing business in [Country] or any political subdivision thereof by virtue of being a party to this Agreement.

         C. There are no third party beneficiaries to this Agreement, except for the remedy provided for breach of Developer's or any Principal's covenant contained in Section 7.C.(3)(a) and the requirement of liquidated damages contained in Section 10.B.(3).

         D. This Agreement may be executed in any number of counterparts, each of which when so executed shall be an original, but all of which together shall constitute one and the same instrument.

         E. Except as otherwise provided in Section 7.C.(3)(d), this Agreement shall be interpreted and construed under the laws of [Country Law].

         F. All references herein to the masculine, neuter or singular shall be construed to include the masculine, feminine, neuter or plural.

         G. This Agreement shall be executed in English only. Developer may translate this Agreement into [native language], but the English language version of this Agreement shall define the rights, duties and remedies of the parties and shall control in all respects. Developer shall prepare all correspondence, reports, notices and other materials required or permitted hereunder in English. If required and upon notice to Grantor, Developer may translate, at its expense, any materials provided by Grantor. Developer's translator must be consented to by Grantor. Any changes or improvements that occur as a result of translation shall inure to the sole benefit of Grantor.

         H. This Agreement is not a franchise agreement and does not grant Developer or any Principal any rights in or to the (i) System (except as expressly provided herein); or (ii) Proprietary Marks.

         I. Developer shall not use the words "Friday's," "T.G.I. Friday's," "TGIF" or "the American Bistro," or any part thereof, as part of its corporate or other name.

19.      ENTIRE AGREEMENT

                  This Agreement and the Exhibits and Schedules hereto constitute the entire agreement between Grantor, Developer and the Principals concerning the subject matter hereof. All prior agreements, discussions, representations, warranties and covenants are merged herein. THERE ARE NO WARRANTIES, REPRESENTATIONS, COVENANTS OR AGREEMENTS, EXPRESS OR IMPLIED, BETWEEN THE PARTIES EXCEPT THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT. Except those permitted to be made unilaterally by Grantor, any amendments or modifications of this Agreement shall be in writing and executed by Developer and Grantor.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.

Grantor: TGI FRIDAY'S INC.                       Developer: [DEVELOPER NAME]

By:                                              By:
   -----------------------                          ------------------------

Name:                                            Name:
     ---------------------                            ----------------------

Title:                                           Title:
      ---------------------                            ---------------------

      (PRINCIPAL'S NAME)      acknowledges, covenants and represents as follows:
     ------------------------

(1)  he/it has read the terms and conditions of this Agreement;

(2)  he/it is a "Principal" as described in this Agreement;

(3) he/it is the owner of and has the right to vote ____ percent (____%) of the Securities of Developer;

(4) he/it makes all of the representations, warranties, covenants and agreements of the Developer (including liability to make Payments) and a Principal set forth in this Agreement (including, without limitation, the covenants and agreements concerning Transfer and maintenance of Confidential Information) and is obligated to perform thereunder;

(5) he/it has derived and expects to derive financial or other benefit, directly or indirectly, from this Agreement and the transaction described herein;

(6) he/it acknowledges that his/its execution of this Agreement, and his/its undertakings and agreements herein, has induced Grantor to enter into the transactions described in, and to execute, this Agreement; and

(7) he/it consents to and shall be bound by any amendment of this Agreement made by Grantor and Developer pursuant to the terms hereof.


Signed, sealed and delivered
in the presence of
                                                 Name:
Name
Date:

                                                                   EXHIBIT 10.10


                      EXHIBIT B TO DEVELOPMENT AGREEMENT

                  COVENANT AND AGREEMENT FOR CONFIDENTIALITY

         This agreement ("Agreement") is made by [PRINCIPAL'S NAME] ("Principal") and TGI FRIDAY'S INC. ("Grantor"), a corporation organized under the laws of the State of New York, United States of America, in connection with that certain Development Agreement dated [Dev Agmt Date] (the "Development Agreement"), by and between Grantor and [Developer Name] ("Developer").

         WHEREAS, Grantor and Developer have entered into the Development Agreement; and

         WHEREAS, the Confidential Information provides economic advantages to Grantor that are not generally known to, and are not legally available to, third parties; and

         WHEREAS, Grantor has taken and intends to take all steps necessary to maintain the confidentiality of the Confidential Information; and

         WHEREAS, Principal will receive, and desires to receive, the Confidential Information in his capacity as a Principal of Developer; and

         WHEREAS, this Agreement is executed and delivered pursuant to
Section 6.C. of the Development Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, Principal and Grantor agree as follows:

         1. Grantor or Developer may disclose to Principal certain Confidential Information which may be utilized by Principal solely (a) in [his/its] capacity as a Principal of Developer and (b) in connection with Developer's performance of its duties and obligations pursuant to the Development Agreement. No other use or disclosure of any of the Confidential Information shall be made by Principal. Principal acknowledges and agrees that Grantor or TGIFM is the exclusive owner of the Confidential Information, the System and the Proprietary Marks. Principal shall not, directly or indirectly, contest or impair Grantor's or TGIFM's ownership of, or interest in, the Confidential Information, the System or the Proprietary Marks.

         2. Principal shall receive the Confidential Information in strict confidence. The Confidential Information may be utilized by Principal only (a) so long as Principal remains a Principal of Developer and (b) during the Term. The Confidential Information shall not be used in any manner that is adverse or detrimental to, or competitive with, Grantor, TGIFM or Developer. Except as permitted pursuant to the Development Agreement or this Agreement, the Confidential Information shall not, without the prior written consent of Grantor, be (x) copied, (y) compiled (in total or in part) with other information, or (z) disclosed to any third party.

         3. Principal shall not communicate, disclose or use the Confidential Information, or any part thereof, except as (a) permitted herein or (b) required by law. The Confidential Information may be disclosed to Principal's agents, representatives and employees who need to know the Confidential Information for the sole purpose of providing services to Principal in his capacity as a Principal of Developer. Each of such agents, representatives and employees shall have been advised by Principal, prior to disclosure of any Confidential Information, of the confidential and proprietary nature of the Confidential Information and each shall have agreed to be bound by the terms and conditions of this Agreement. Notwithstanding such agreement, Principal shall indemnify the Indemnitees from and against any damages, costs (including attorney's fees) and expenses resulting from any disclosure or use of the Confidential Information, or any part thereof, by such agents, representatives or employees contrary to the terms hereof.

         4. Immediately upon Grantor's request or upon any termination of the Term, Principal shall return to Grantor the Confidential Information (and any copies thereof), including that portion of the Confidential Information which consists of analyses, compilations, studies or other documents containing or referring to any part of the Confidential Information prepared by Principal, its agents, representatives or employees.

         5. Each of the representations, warranties, covenants, acknowledgments and agreements of Principal, and the rights and remedies of Grantor in connection therewith, contained in the Development Agreement, including, without limitation, those contained in Sections 6, 7.C.(3), 8.B., 8.C. 8.E. and 10.B.(3) of the Development Agreement, are incorporated in this Agreement by reference as if fully set forth herein. In connection with Grantor's enforcement of such rights and remedies (or other rights and remedies of Grantor under this Agreement), any court of competent jurisdiction selected by Grantor shall have personal jurisdiction (to which Principal hereby irrevocably consents) over Principal.

         6. Grantor may, in addition to pursuing any other remedies, specifically enforce such obligations, covenants and agreements or obtain injunctive or other equitable relief in connection with the violation or anticipated violation of such obligations, covenants and agreements without the necessity of showing (i) actual or threatened harm; (ii) the inadequacy of damages as a remedy; or (iii) likelihood of success on the merits, and without being required to furnish bond or other security. Nothing in this Agreement shall impair Grantor's right to obtain equitable relief.

         7. Should any term, covenant or provision hereof, or the application thereof, be determined by a valid, final non-appealable order to be invalid or unenforceable, the remaining terms, covenants or provisions hereof shall continue in full force and effect without regard to the invalid or unenforceable provision. In such event such term, covenant or provision shall be deemed modified to impose the maximum duty permitted by law and such term, covenant or provision shall be valid and enforceable in such modified form as if separately stated in and made a part of this Agreement.

         8. Any of Principal's agreements, obligations or covenants which contemplate performance thereof after the termination or expiration of this Agreement shall survive such termination or expiration.

         9. Principal acknowledges and warrants that [he/it] has derived and expects to derive financial or other advantage and benefit, directly or indirectly, from the Development Agreement, this Agreement and/or the provision of the Confidential Information to Developer and/or Principal.

         10. Capitalized terms used herein and not otherwise defined shall have the meanings attributed to them in the Development Agreement.


         IN WITNESS WHEREOF, this Agreement has been executed by the parties on the dates indicated below.

                                                 TGI FRIDAY'S INC.
Name:                                            By:
Date:                                            Its:
                                                 Date:

WITNESS:

Date:

                                                                   EXHIBIT 10.10


                      EXHIBIT C TO DEVELOPMENT AGREEMENT

                  COVENANT AND AGREEMENT FOR CONFIDENTIALITY

         This agreement ("Agreement") is made by [EMPLOYEE'S NAME] ("Employee"), [Developer Name] ("Developer") and TGI FRIDAY'S INC. ("Grantor"), a corporation organized under the laws of the State of New York, United
States of America, in connection with that certain Development Agreement dated [Dev Agmt Date] (the "Development Agreement"), by and between Grantor and Developer.

         WHEREAS, Grantor and Developer have entered into the Development Agreement; and

         WHEREAS, the Confidential Information provides economic advantages to Grantor that are not generally known to, and are not legally available to, third parties; and

         WHEREAS, Grantor has taken and intends to take all steps necessary to maintain the confidentiality of the Confidential Information; and

         WHEREAS, it will be necessary for certain employees of Developer to have access to and to use some or all of the Confidential Information in connection with the performance of their job functions related to the development, construction and operation of Restaurants under the System; and

         WHEREAS, Employee is the  [INSERT TITLE]  of Developer; and

         WHEREAS, Employee needs to receive, and desires to receive and use, the Confidential Information in the course of his employment by Developer in order to effectively perform his job function; and

         WHEREAS, the Agreement is executed and delivered pursuant to
Section 6.C. of the Development Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, Employee, Developer and Grantor agree as follows:

         1. Grantor or Developer may disclose to Employee certain Confidential Information which may be utilized by Employee solely (a) in his capacity as the [TITLE] of Developer and (b) in connection with Employee's performance of his job functions. No other use or disclosure of any of the Confidential Information shall be made by Employee. Employee acknowledges and agrees that Grantor or TGIFM is the exclusive owner of the Confidential Information, the System and the Proprietary Marks. Employee shall not, directly or indirectly, contest or impair Grantor's or TGIFM's ownership of, or interest in, the Confidential Information, the System or the Proprietary Marks.

         2. Employee shall receive the Confidential Information in strict confidence. The Confidential Information may be utilized by Employee only (a) so long as Employee is employed by Developer and (b) during the Term. The Confidential Information shall not be used in any manner that is adverse or detrimental to, or competitive with, Grantor, TGIFM or Developer. Except as permitted pursuant to this Agreement, the Confidential Information shall not, without the prior written consent of Grantor, be (x) copied, (y) compiled (in total or in part) with other information, or (z) disclosed to any third party.

         3. Employee shall not communicate, disclose or use the Confidential Information, or any part thereof, except as (a) permitted herein or (b) required by law. The Confidential Information may be disclosed to fellow employees as necessary to train or assist such other employees of Developer in the performance of their job functions with respect to the development, construction or operation of a Restaurant.

         4. Immediately upon Grantor's request, upon Employee's termination of employment with Developer, or upon the conclusion of the use for which any Confidential Information was furnished, Employee shall return to Developer or Grantor the Confidential Information (and any copies therof), including that portion of the Confidential Information which consists of analyses, compilations, studies or other documents containing or referring to any part of the Confidential Information.

         5. In order to protect the goodwill and unique qualities of the System and the confidentiality and value of the Confidential Information, and in consideration of the disclosure to Employee of the Confidential Information, Employee covenants that, during the period of his employment by Developer and for a period of two (2) years following termination of such employment, Employee shall not, directly or indirectly:

             (a) employ or seek to employ any person (or induce such
                 person to leave his or her employment) who is, or has within one (1) year been, employed (i) by Grantor or Developer; (ii) by any other developer or franchisee of Grantor; or (iii) in any other concept or system owned, operated or franchised by an Affiliate, as a director, officer or in any managerial capacity;

             (b) own, maintain, operate or have any interest in any
                 business offering the same or similar products and services as offered by restaurants in the System;

             (c) own, maintain, operate or have any interest in any
                 business offering the same or similar products and services as offered by restaurants in the System which business is, or is intended to be, located in the Territory; or

             (d) own, maintain, operate or have any interest in any
                 business offering the same or similar products and services as offered by restaurants in the System, which business is, or is intended to be, located within a radius of twenty (20) kilometers of any restaurant in the System (for purposes of enforcement of this Section (d) the law of the jurisdiction where such restaurant is located shall control).

         6. A. Grantor may, in addition to pursuing any other remedies, specifically enforce such obligations and covenants or obtain injunctive or other equitable relief in connection with the violation or anticipated violation of such obligations and covenants without the necessity of showing (i) actual or threatened harm; (ii) the inadequacy of damages as a remedy; or (iii) likelihood of success on the merits, and without being required to furnish bond or other security. Nothing in this Agreement shall impair Grantor's right to obtain equitable relief.

             B. With respect to Employee's breach of the covenants contained in Section 5(a) hereof, the affected former employer shall be compensated by Employee (and Developer shall be additionally liable for such breach) for the reasonable costs and expenses incurred by such employer in connection with training such employee. Developer and Employee acknowledge that such expenses are impossible to accurately quantify and agree that, as liquidated damages and not as a penalty, an amount equal to such employee's annual rate of compensation in the final twelve (12) months of employment (or an annualized rate if employed for a shorter period) by such former employer shall be paid by Employee and Developer (jointly and severally) to the former employer at such time as such employee commences employment.

             C. In connection with Grantor's enforcement of such rights and remedies (or other rights and remedies of Grantor under this Agreement), any court of competent jurisdiction selected by Grantor shall have personal jurisdiction (to which Employee hereby irrevocably consents) over Employee.

         7. Should any term, covenant or provision hereof, or the application thereof, be determined by a valid, final, non-appealable order to be invalid or unenforceable, the remaining terms, covenants or provisions hereof shall continue in full force and effect without regard to the invalid or unenforceable provision. In such event, such term, covenant or provision shall be deemed modified to impose the maximum duty permitted by law and such term, covenant or provision shall be valid and enforceable in such modified form as if separately stated in and made a part of this Agreement.

         8. Any of Employee's agreements, obligations or covenants which contemplate performance thereof after the termination or expiration of this Agreement shall survive such termination or expiration.

         9. Developer undertakes to cause Employee to comply with the terms and conditions of this Agreement. Developer shall indemnify and hold the Indemnitees harmless from and against any damages, costs or expenses (including attorney's fees) resulting from any disclosure or use of Confidential Information, or any part thereof, by Employee contrary to the terms hereof.

         10. Capitalized terms used herein and not otherwise defined shall have the meanings attributed to them on ANNEX A hereto.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties on the dates indicated below.

                  [EMPLOYEE]                     TGI FRIDAY'S INC.
Name:                                            By:
Date:                                            Its:
                                                 Date:

WITNESS:                                         [DEVELOPER NAME]
                                                 By:
                                                 Its:
Name:                                            Date:

                                                                   EXHIBIT 10.10


             Annex A to Covenant and Agreement for Confidentiality

AFFILIATE - Carlson Restaurants Worldwide Inc. or any subsidiary thereof or of Grantor

COMMENCEMENT DATE - [Dev Agmt Date]

CONFIDENTIAL INFORMATION - the terms of the Development Agreement and Franchise Agreement and any amendments thereto, the System, the Development Manual, the Manuals (as defined in the Franchise Agreement), other manuals, the Standards, written directives and all drawings, equipment, recipes, computer and point of sale programs (and output from such programs); and all other information know-how, techniques, materials and data imparted or made available by Grantor which is (i) designated as confidential, (ii) known by Developer or Employee to be considered confidential by Grantor, or (iii) by its nature inherently or reasonably considered confidential

DEVELOPMENT MANUAL - Grantor's manual, as amended from time to time in Grantor's reasonable discretion, describing (generally) the procedures and parameters required for the development of T.G.I. Friday's restaurants

INDEMNITEES - Grantor, its directors, officers, employees, agents, shareholders, affiliates, successors and assigns and the respective directors, officers, employees, agents, shareholders and affiliates of each

MANUALS - Grantor's United States confidential operating manuals, as amended from time to time

PROPRIETARY MARKS - certain trademarks, trade names, service marks, emblems and indicia of origin designated by Grantor from time to time in connection with the operation of T.G.I. Friday's restaurants pursuant to the System in the Territory

RESTAURANT(S) - T.G.I. Friday's restaurant(s) developed pursuant to the Development Agreement

STANDARDS - the standards and specifications, as amended from time to time, contained in, and being a part of, the Confidential Information pursuant to which Developer shall develop and operate Restaurants in the Territory

SYSTEM - a unique, proprietary system developed and owned by Grantor for the establishment and operation of T.G.I. Friday's restaurants, including, without limitation, distinctive exterior and interior design, decor, color scheme and furnishings; special recipes, menu items and full service bar; employee uniform standards, products, services and specifications; procedures with respect to operations and inventory and management control (including accounting procedures and policies); training and assistance; and advertising and promotional programs (as further developed by Grantor from time to time);

TERM - the duration of the Development Agreement, commencing on the Commencement Date and continuing until _________, 19__, unless sooner terminated

TERRITORY - [Country], as geographically constituted on [Dev Agmt Date]

TGIFM - TGI Friday's of Minnesota Inc., a Minnesota (U.S.) corporation and a subsidiary of Grantor

                                                                   EXHIBIT 10.10


                    SCHEDULE 4.A. TO DEVELOPMENT AGREEMENT

                          CALCULATION OF CONCEPT FEE

The Concept Fee shall be calculated by dividing U.S. $350,000.00 by a number equal to 1.00 minus any applicable withholding, value added or similar tax or fee (expressed as a percentage; rate of "X") or:

                        U.S. $350,000.00 = Concept Fee
                             -----------
                               1.00-X

Example: If the applicable withholding, value added or similar tax or fee (expressed as a percentage) is 10%, the Concept Fee is calculated as follows:

                        U.S. $350,000.00 = $388,888.88
                             -----------
                              1.00-0.10

It is the intention of the parties that, after Developer's payment of applicable taxes or fees as described in Section 4.C.(2), the net amount received by Grantor shall be U.S. $350,000.00.




                     CALCULATION OF PRE-PAID FRANCHISE FEE

The Pre-Paid Franchise Fee shall be calculated as follows:

          U.S. $(10,000 X # OF RESTAURANTS) = Pre-Paid Franchise Fee
               ----------------------------
                          1.00-X

It is the intention of the parties that, after Developer's payment of applicable taxes or fees as described in Section 4.C.(2), the net amount received by Grantor shall be (U.S. $10,000 x # of Restaurants).

                         PRE-PAID FRANCHISE FEE CREDIT
            (after withholding, value added or similar tax or fee)

                                                             NET AMOUNT PAYABLE
FRANCHISE FEE              PRE-PAID FRANCHISE                UPON EXECUTION OF
PER RESTAURANT             FEE PER RESTAURANT                FRANCHISE AGREEMENT
--------------             ------------------                -------------------
U.S. $100,000                 U.S. $10,000                       U.S. $90,000
